SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):
January 28, 1997 (December 16, 1996)


                                CP FUNDING CORP.
                            (A Delaware Corporation)
             (Exact name of registrant as specified in its Charter)

Delaware                                 33-83762                 13-3777023
-------------------------------          ----------               --------------
(State or other jurisdiction of          Commission               (I.R.S.
incorporation or organization)           File No.                 Employer
                                                                  Identification
                                                                  No.)


                               CHELSEA PIERS L.P.
                        (A New York Limited Partnership)
                  (Exact name of registrant as specified in its
                Certificate and Agreement of Limited Partnership)


New York                                 33-83762                 13-3668842
-------------------------------          ----------               --------------
(State or other jurisdiction of          Commission               (I.R.S.
incorporation or organization)           File No.                 Employer
                                                                  Identification
                                                                  No.)


Chelsea Piers, Pier 62 - Suite 300
New York, New York                                                    10011
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code (212) 336-6700




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Item 5    Other Events.
-----------------------

     Chelsea Piers L.P. ("Chelsea Piers") executed (i) a promissory note (the "Capital Expenditures Promissory Note"), in favor of Roland W. Betts and Tom A. Bernstein (collectively, the "Holder"), dated as of December 16, 1996, in the principal amount of $1,951,623.17; and (ii) a promissory note (the "Equipment Financing Promissory Note"; and together with the Capital Expenditures
Promissory Note, the "Promissory Notes"), in favor of Holder, dated as of December 16, 1996, in the principal amount of $1,590,201.83. Roland W. Betts and Tom A. Bernstein are principals of Chelsea Piers Management Inc., the general partner of Chelsea Piers. As used herein the term "Indentures" shall mean the
(i) the Indenture, dated as of June 27, 1994, relating to the 12.5% A Discount First Mortgage Notes Due 2004 and (ii) the Indenture, dated as of June 27, 1994, relating to the 11% B Discount First Mortgage Notes Due 2009.

     As permitted by the terms of the Indentures, the Capital Expenditures Promissory Note represents an amount loaned to Chelsea Piers in respect of certain capital expenditures undertaken by Chelsea Piers. Pursuant to the terms of the Indentures, to secure the obligations of Chelsea Piers to Holder under the Capital Expenditures Promissory Note, Chelsea Piers has granted a second priority lien and security interest in certain non-real estate collateral of Chelsea Piers, subject and subordinate in all respects to the security interest granted to the Trustee under the Collateral Documents (as each such term is defined in the Indentures).

     As permitted by the terms of the Indentures, the Equipment Financing Promissory Note represents an amount loaned to Chelsea Piers to finance the cost of equipment described on a schedule attached to such promissory note ("Equipment"), acquired by Chelsea Piers within the twelve month period prior to December 16, 1996. Pursuant to the terms of the Indentures, to secure the obligations of Chelsea Piers to Holder under the Equipment Financing Promissory Note, Chelsea Piers has granted a first priority lien and security interest in all rights, title and interest of Chelsea Piers in and to the Equipment, subject and subordinate in all respects to the security interest granted to the Trustee under the Collateral Documents (as each such term is defined in the Indentures).

     Chelsea Piers may prepay the principal amount of each Promissory Note, in whole or part, at any time without penalty.

     Each Promissory Note matures on the fifth anniversary of the date of such promissory note (the "Maturity Date") and each Promissory Note accrues interest




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at a rate per annum equal to 12.5%,  compounded quarterly ("Interest Rate"). All accrued and unpaid interest will be due and payable commencing on April 1, 1997 and on each January 1, April 1, July 1 and October 1 thereafter. Chelsea Piers has the right under each Promissory Note to defer its interest payment obligations for any calendar quarter until the Maturity Date without penalty; provided that interest on such Promissory Note continues to accrue at the Interest Rate. Pursuant to the terms of the Capital Expenditures Promissory Note, Chelsea Piers will not be required to make a principal payment in respect of such promissory note in an amount in excess of two million dollars in any calendar year if at the time of such payment the Indentures remain in full force and effect.

     The terms of each Promissory Note require that they be construed and applied so as to be consistent with, and not to result in a default by Chelsea Piers under, the terms and conditions of the Indentures.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CP FUNDING CORP.



                                    By:     /s/ Tom A. Bernstein
                                        ----------------------------------------
                                            Tom A. Bernstein, President


                              CHELSEA PIERS, L.P.,
                                    a New York limited partnership

                                    By:     Chelsea Piers Management, Inc.,
                                            Managing General Partner



                                    By:     /s/ Tom A. Bernstein
                                        ----------------------------------------
                                            Tom A. Bernstein, President


Date:  January 28, 1997





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